Filed Pursuant to Rule 424(b)(5)
Registration No. 333-167276

PROSPECTUS SUPPLEMENT
(to Prospectus dated October 25, 2010)

SHENGKAI INNOVATIONS, INC.

1,058,646 SHARES

COMMON STOCK

We are offering 1,058,646 shares of our common stock. Shares of our common stock are currently traded on the NASDAQ Global Market under the symbol “VALV”. On December 16, 2010, the closing sale price of our common stock was $6.00 per share. As of December 16, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $58,643,031, based on 25,647,965 shares of outstanding common stock, of which approximately 8,247,965 shares are held by non-affiliates, and a per share price of $7.11, based on the closing price of our common stock on November 23, 2010. As of the date hereof, we have sold $13,510,400 of securities pursuant to the registration statement of which this prospectus supplement forms a part and have not sold any securities pursuant to any similar registration statement during the prior 12 calendar month period that ends on and includes the date hereof.

We have retained Global Hunter Securities, LLC and Maxim Group LLC to act as joint book-running managers and as underwriters in connection with this offering. See “Underwriting” beginning on page S- 23 of this prospectus supplement for more information regarding these arrangements.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S- 8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE PROSPECTUS DATED OCTOBER 25, 2010 ACCOMPANYING THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF IMPORTANT RISKS THAT YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.

	Per Share	Total
Public offering price	$5.50	$5,822,553
Underwriting Discount (1)	$0.33	$349,353
Proceeds, before expenses, to us	$5.17	$5,473,200
___________________

(1)	Does not include a corporate finance fee in the amount of 1% of the gross proceeds or $0.055 per share payable to the Underwriters.

The shares of common stock are expected to be delivered to purchasers on or about December 22, 2010.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated October 25, 2010 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Global Hunter Securities	Maxim Group LLC

The date of this prospectus supplement is December 17, 2010.

 SHENGKAI INNOVATIONS, INC.

You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the Underwriters have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

i

 ABOUT THIS PROSPECTUS SUPPLEMENT

This offering of common stock is being made under a registration statement on Form S-3 (Registration File No. 333-167276) that we filed with the Securities and Exchange Commission, or SEC, as part of a “shelf” registration process, which registration statement was declared effective on October 25, 2010. Under this shelf registration process, we may offer to sell shares of our common stock, $0.001 par value, shares of our preferred stock, $0.001 par value, debt securities in one or more series, warrants to purchase shares of our common stock and/or preferred stock, and/or units consisting of two or more of any such securities from time to time in one or more offerings up to a total dollar amount of $25,000,000, of which $11,487,600 remains available for sale as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date  — for example, a subsequently filed document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Defined Terms

Unless otherwise noted, all currency figures in this prospectus supplement are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan, which is also known as the renminbi.

References to “PRC” are to the People’s Republic of China.

References to “Tianjin Shengkai” are to Tianjin Shengkai Industrial Technology Development Co. Ltd., a PRC company that we control.

Unless otherwise specified or required by context, references to “we,” “the Company”, “our” and “us” refer collectively to (i) Shengkai Innovations, Inc., (ii) Shengkai (Tianjin) Limited, a wholly foreign-owned enterprise under the laws of the PRC (“SK” or “WFOE”), (iii) Shengkai (Tianjin) Trading Ltd., which is wholly owned by WFOE, and (iv) Tianjin Shengkai.

 PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing. After you read this summary, to fully understand this offering and its consequences to you, you should read and consider carefully the more detailed information and financial statements and related notes that we include in and incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the section entitled “Risk Factors.” If you invest in our common stock, you are assuming a high degree of risk.

Business Overview

Shengkai Innovations, Inc. is the controlling company of Tianjin Shengkai Industrial Technology Development Co., Ltd. (“Shengkai”). We believe that Shengkai is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is the only valve manufacturer in China that is able to produce large-sized ceramic valves with calibers of 150mm or more. Our product categories include a broad range of valves in all industries that are sold throughout China, to Europe, North America, Middle East and other countries in the Asia-Pacific region. Totaling over 400 customers, Shengkai became a supplier of China Petroleum & Chemical Corporation (“CPCC” or “Sinopec”) in 2005 and a member of the PetroChina Co. Ltd. (“PetroChina”) supply network in 2006. Shengkai is currently the only domestic ceramic valve manufacturer entering into the CPCC and PetroChina supply system, after a six-year application process.

Shengkai develops ceramic products with more than 730 types and specifications in 34 series, under nine categories. Of these, 24 PRC national patents have been obtained for its valve products, and applications for ten have been accepted by the State Intellectual Property Office of the PRC and are pending approval. Presently, the technology of most other domestic and overseas industrial ceramic valves manufacturers limits production to small-bore ball valves with 150mm caliber or less. In contrast, Shengkai produces a variety of ceramics in every category (gate valve, ball valve, back valve, adjustable valve, cut-off valve and special valve) and produces more than 730 specifications that sustain a maximum pressure level of 42MPa. The largest ceramic valve caliber produced by Shengkai is 1,000mm.

Industrial Valve Industry Overview

At present, the world industrial valve industry has been experiencing stable growth and development. According to statistical data in the Freedonia Group’s 2008 report titled “World Industrial Valves to 2011” (the “Freedonia Report”), world industrial valve demand has been growing steadily since 2006 with sales reaching $62.6 billion. The Freedonia Report indicates that world industrial demand for valves will reach $77.55 billion by 2011 and is expected to grow by an additional 23.3% through 2016 with world industrial valve sales reaching $95.65 billion.

The China market for industrial valves has been growing rapidly since 2001. According to the Freedonia Report, sales for Chinese industrial vales were $2.48 billion in 2001 and reached $5.75 billion as of the year end 2006 or a growth rate of 132.1% over this time period. As of the end of 2006, China was the second largest market for industrial valves on a worldwide basis behind the US with market shares of 9.2% and 22.2%, respectively.

We believe that the Chinese industrial valve market will experience further growth over the next 5 to 10 years due to the industrialization and urbanization of China. China’s GDP growth between 2000 and 2009 averaged 10% annually and is projected to remain at high levels over the near term. Growth in these sectors was further supported by the Chinese government stimulus package of 4 trillion RMB ($570 billion USD) in 2008. Much of this stimulus package is to be used in sectors and in large infrastructure projects that will help generate significant demand for industrial valves in the coming years.

The Freedonia Report indicates that Chinese industrial valve sales will reach $10.30 billion by year end 2011 with further growth expected through 2016 with sales reaching $15.75 billion or a growth rate of 52.9% over this time period. Due to the projected increased growth of the Chinese industrial valve market, by 2016 it is anticipated that China will gain significant market share from the US and will represent 16.5% of the overall industrial worldwide valve market versus 19.8% for the US.

Operations of Shengkai

Shengkai designs, manufactures and distributes ceramic valves in 34 series under 9 categories, covering almost every general type of valve available for industrial use in the world. Shengkai’s valve sizes range from 32mm to 1000mm and can withstand pressure up to 42MPa. Shengkai provides a series of services related to industrial ceramic valves, including manufacture, installation and maintenance of general industrial ceramic valves, as well as the design and manufacture of various non-standard ceramic valves as required by customers’ special operating conditions.

Production is comprised of three processes: ceramic piece production, machine-work of ceramic and metal components, and assembly. Currently, the total area of our production plant is approximately 22,000 square meters, with 131 sets of machine tools, of which 40 sets are for ceramics, and 91 sets of digitally controlled machine tools. Ceramic valve output in fiscal year 2010 was 14,376 sets.

Ceramics are friable and non-plastic and can be difficult to process with limited fields of applications. Addtionally, we believe there is no special equipment available for ceramic processing in the world. Despite these obstacles, Shengkai has overcome these hurdles by applying the following features to its products:

•	adding zirconia to alumina ceramics to increase toughness and resistance to corrosion;
•	successfully using Martensite transformation toughening technology to increase toughness and reduce deformability;
•	applying nano-sized powder technology to improve toughness and other features; and
•	altering existing metal processors so as to enable Shengkai to apply cold-working techniques to its ceramic products.

Shengkai has developed a solid solution and agent that lowers firing temperature and enhances the homogeneous dispersion of ceramic pulp, applying the theories of solid solution, chemical dispersion and the rational sintering temperature curve. This technology effectively controls the contraction ratio during the ceramic sintering process to greatly improve the rate of finished products. Currently, the rate of sintered finished goods of various calibers of Shengkai’s valve products has reached over 90%, and firing temperatures for Shengkai’s products are 80°C – 120°C lower than the world standard in the industry.

Shengkai has also developed various joint technologies under various temperatures, so as to solve problems that arise from the combination of ceramics and metal with different coefficients of thermal expansion and to ensure that the valves produced are leak-proof. Shengkai mainly selects ceramic material of partially stabilized zirconia (PSZ), tetragonal zirconia polycrystal (TZP), zirconia-toughened alumina (ZTA) and zirconia toughened mullite (ZTM).

We believe that Shengkai’s ability to produce a comprehensive category of high-quality ceramic products, together with its self-developed ceramic processor, leak-proof valve sealing technology and strong technology development capacity, distinguish it from its domestic and international competitors.

Our Competitive Advantages

At present, based on our experience in and knowledge of the ceramic valve industry in China, we believe that we are the leading producer of ceramic valves in China. Given our early entry into the ceramic valve market, we believe we enjoy a leading position in China because of our head start in ceramic material technology and valve assembly.

Presently, the technology of other domestic and overseas industrial ceramic valve manufacturers are limited production of small-bore ball valves with pressure levels below 2.5MPa. In contrast, Shengkai produces a variety of ceramics in every category (gate valve, ball valve, back valve, adjustable valve, cut-off valve and special valve) and produce more than 730 specifications that sustain a maximum pressure level of 42MPa. The largest ceramic valve caliber produced by Shengkai is 1,000mm; currently, we believe that other manufacturers in the world only produce ceramic ball valves and ceramic adjustable valves with 150mm caliber or less. We believe that Shengkai’s ability to produce a comprehensive category of high-quality ceramic products, together with our self-developed ceramic processor, leak-proof valve sealing technology and strong technology development capacity, set us apart from our domestic and international competitors.

Shengkai will further strengthen cooperation with colleges and universities, so as to better integrate our practical experience with the intellectual resources of the universities.

Our Future Goals and Expansion Plans

We have the following near-term goals:

•
Develop new technology for the industry .  We plan to increase investment in technology development and continue conducting research on engineering structural ceramics that will advance the ceramic industrial valve market.

•	Lower production costs . We plan to digitalize our machinery and streamline our valve production so as to lower the production cost of ceramic valves and hasten their substitution for metal valves.
•
Internationalization .  We have started to gain brand awareness in the overseas valve market. As such, we will keep expanding market share in the international market via well-known foreign agents, so as to enhance sales volume and profit in the international market.

We broke ground for our new facility in March 2009. The new manufacturing plant was completed in June 2010 and commercial production at this new facility began in September 2010. Our headquarters building was also completed in September 2010. The new facility is expected to increase production capacity to 24,000 sets of valves per year based on operations of one shift. Construction funds for the new manufacturing facility was obtained from two private placement transactions in 2008 and from cash flow generated from operations. If we reach 100% production capacity at the new facility, we may further increase our production capacity by adding shifts for some of the production processes and acquire additional machines to support the additional capacity.

Recent Developments

On November 24, 2010, the Company closed a public offering of 2,456,800 shares of common stock for an aggregate purchase price of $13,512,400. The Company received net proceeds of approximately $12 million, after deducting underwriting discounts, commissions and expenses. The shares of common stock were issued pursuant to a prospectus supplement and accompanying prospectus in connection with a takedown from the Company’s shelf registration statement on Form S-3/A (Registration Statement No. 333-167276).

Our Corporate Information

We maintain our corporate headquarters at No.122, Dongting Road, Development Zone, Tianjin, People’s Republic of China 300350. Our telephone number is (86) 22-5883-8509 and our facsimile number is (86) 22-5883-8555. We also have a website at www.shengkaiinnovations.com . Information contained on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Common stock offered:	1,058,646 shares

Common stock outstanding prior to the offering:	25,647,965 shares

Common stock to be outstanding after the offering:	26,706,611 shares

Use of proceeds.
We intend to use the net proceeds from the sale of the securities under this offering for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date hereof. See “Use of Proceeds” on page S- 21 for more information on the use of proceeds. See "Underwriting" on page S- 23 for the application of proceeds for the Underwriters' legal fees and expenses.

Risk factors.
See “Risk Factors” beginning on page S- 8 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol.	VALV

The number of shares of our common stock that will be outstanding after this offering is based on 25,647,965 shares of common stock outstanding as of December 17, 2010 and excludes the following:

•	6,987,368 shares of common stock underlying convertible preferred stock with a conversion price of $2.5357 per share.
•	9,514,843 shares of common stock underlying warrants with exercise prices ranging from $3.52 to $6.31 per share.
•	2,211,250 shares of common stock underlying options with exercise prices ranging from $3.00 to $8.13 per share.

Summary Financial Data

The following table sets forth our summary consolidated financial data as of the dates and for the periods indicated. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended June 30, 2010 and our Quarterly Report on Form 10-Q for the period ended September 30, 2010 and the financial statements and related notes incorporated by reference into this prospectus supplement. Historical financial information may not be indicative of our future performance and the results for the year ended June 30, 2010 are not necessarily indicative of the results that may be expected for the 2011 fiscal year and the results for the three months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the full fiscal year.

Statements of Operations Data:

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2010
Net Revenues	$17,174,516	$11,110,169	$32,355,693	$39,297,235	$54,148,954
Cost of Sales	(7,220,428)	(4,320,091)	(13,211,608)	(15,267,244)	(21,916,944)
Gross Profit	9,954,088	6,790,078	19,144,085	24,029,991	32,232,010
Other income	—	—	31,712	—	—
SG&A	(3,664,218)	(1,749,340)	(4,925,219)	(6,232,842)	(27,596,655)
Operating Income	6,289,870	5,040,738	14,250,578	17,906,907	4,635,355
Other Income (Expenses)	57,971	—	43,241	—	205,498
Interest income	18,744	287,712	18,562	193,149	387,675
Changes in fair value of instruments – (loss)/gain	21,704,751	(6,902,923)	—	—	(56,910,599)
Income before Income Taxes	28,071,336	(1,574,473)	14,225,899	18,100,056	(51,682,071)
Provision for income taxes	(1,126,251)	(1,280,003)	(4,138,860)	(4,522,362)	(4,703,494)
Net Income	29,945,085	(2,854,476)	10,087,039	13,577,694	(56,385,565)
Foreign Currency Translation Adjustment	1,316,026	60,103	1,370,833	133,561	373,824
Comprehensive income	$28,261,111	$(2,794,373)	$11,457,872	$13,711,255	$(56,011,741)

Balance Sheet Data:

	As of June 30, 2008	As of June 30, 2009	As of June 30, 2010	As of September 30, 2010
Cash and cash equivalents	$21,313,484	$38,988,958	$20,995,182	$19,621,870
Total current assets	26,178,545	45,737,443	32,698,146	33,389,965
Total assets	39,767,207	60,253,034	84,605,949	91,367,542
Total current liabilities	2,585,665	4,746,447	9,084,453	8,257,122
Total liabilities	2,585,665	4,746,447	86,887,128	64,355,046
Total stockholders’ equity	37,181,542	55,506,587	(2,281,179)	27,012,496

Reconciliation for Non-GAAP Adjusted Net Income

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2010
Net Income/(Loss) – GAAP	$26,945,085	$(2,854,476)	$10,087,039	$13,577,694	$(56,385,565)
Add back (Subtract):
Stock-compensation expense	—	—	—	—	15,971,920
Stock based compensation – options	1,032,564	—	—	—	3,054,332
Changes in fair value of instruments	(21,704,751)	6,902,923	—	—	56,910,599
Net income – Non-GAAP	$6,272,898	$4,048,447	$10,087,039	$13,577,694	$19,551,286
Diluted earnings (loss) per share – GAAP	$0.76	$(0.13)	$0.084	$0.367	$(0.243)
Diluted earnings per share – Non-GAAP	$0.18	$0.14	$0.084	$0.367	$0.571

 RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our securities. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2010 and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our securities. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” below.

Risks Related to the Offering

We will have broad discretion in applying the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

We have broad discretion in applying the net proceeds we will receive in this offering. Such proceeds may be used to fund product development, corporate growth and for other general corporate purposes. For more information, see “Use of Proceeds.” As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds.

This offering will dilute current stockholders and could prevent the acquisition or sale of our business.

The issuance of the shares of our common stock pursuant to this offering will dilute the holdings of our existing stockholders. We are issuing 1,058,646 shares of our common stock, which represent approximately 4.1% of the shares of our common stock outstanding immediately prior to the issuance of such shares. The issuance of such shares pursuant to this offering will also have a dilutive effect on our earnings per share and may adversely affect the market price of our common stock.

In addition, the issuance of the shares of our common stock to the investors in this offering could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. Such issuance of common stock will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company.

Risks Related to Our Business and Industry

Our new organizational structure makes it difficult for us to evaluate our future business prospects.

Prior to May 30, 2008, our business was operated through Shengkai. Under the present structure, although there is no change in personnel, we have agreements with Shengkai pursuant to which we manage and derive the profit from Shengkai’s business by providing the exclusive supporting services from SK to Shengkai. It is possible that the change in our business structure may impair our ability to operate our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Round-Trip Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75. The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. Failure to comply with the requirements of Circular 75, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe we comply with the applicable regulations. Currently, Wang Chen, Guo Wei, Zhao Yanqiu, Ji Haihong, Zhang Ying, Miao Yang, Chen Fang, Wu Yanping and Liu Naifan are PRC residents who, in accordance with Circular 75, have each completed registration with the Tianjin branch of SAFE for the foreign exchange of overseas investment. We cannot however assure you that, if challenged by government agencies, the structure of our organization has fully complied with all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by such PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our principal stockholder has the power to control our business.

Our principal stockholder, Long Sunny Limited, owns approximately 75.48% of our common stock as of September 30, 2010. As a result, Long Sunny Limited essentially has the ability to elect all of our directors and to approve any action requiring stockholder action, without the vote of any other stockholders.

Because we may require additional financing to expand our operations, our failure to obtain necessary financing may impair our operations.

At September 30, 2010, we had working capital of approximately $25,132,843. Our capital requirements in connection with the development of our business are significant. During the fiscal year ended June 30, 2010, we spent approximately $47,320,868 for the purchase of raw materials and supplies and equipment and other fixed assets, of which $20,809,955 was used to purchase raw materials and supplies and $26,510,913 was used to purchase equipment and other fixed assets. The remaining payments for the expenditures committed under related construction contracts and certain equipment and machinery contracts as well as certain utility installation and related auxiliary engineering projects for the new facility approximated $8,498,728 as of September 30, 2010, which will be settled by the end of calendar year 2010.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price.

Because our products are marketed both in the domestic and international markets, we are subject to both domestic and international competition.

Shengkai faces two types of competitors: (i) manufacturers of metal valves, which currently still represent the majority market share in the entire valve market, competing with ceramic valves with its lower price; and (ii) Chinese and international companies that are better known and have greater financial resources than we have. Many of the international companies, in particular, have longer operating histories and have more established relationships with customers and end users. Three of our international competitors also may have a greater ability to attract and retain users than we do because they are engaged in major markets of general industrial products and cutting edge technology fields. If our competitors are successful in providing similar or better valve products or make their services easier to access, we could experience a decline in demand for our products.

An increase in the cost of raw materials will affect sales and revenues.

Raw materials required for valve production includes metal materials and ceramic materials like aluminum oxide and zinc oxide; a large number of spare parts in various specifications are also purchased during production. Any increase in the prices of these raw materials will affect the price at which we can sell our product. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and continue to experience, rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in China and other countries in which our products are sold. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Because we depend on third parties to market our products in the international market, any problems encountered by these third parties could affect our sales.

Although the market for valve products is international, most of our products are sold to companies in the PRC. We do not have any offices outside of the PRC, and we depend on other companies to market our products in the international market. As a result, we are dependent upon third parties, over which we have no control, to develop and implement an international marketing effort. Any problems encountered by these third parties, including potential violations of laws of the PRC or other countries, may affect their ability to sell our products which would, in turn, affect our net sales.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain or motivate key personnel or hire qualified personnel, our business may be severely disrupted if we lose their services.

Our performance largely depends on the talents and efforts of highly skilled individuals and in particular, the technology and expertise held by our Chief Executive Officer, Wang Chen. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

We do not maintain key man life insurance on any of our executive officers. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers. Our chief executive officer is a party to certain contractual agreements. However, if any disputes arise between our executive officer and us, we cannot assure you, in light of uncertainties associated with the Chinese legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets.

Because we have inadequate insurance coverage in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC. We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Our Chief Executive Officer controls us through his position and stock ownership and his interests may differ from other shareholders.

Since the exercise on August 5, 2009 of a call option agreement entered into on June 9, 2008 by and between Wang Chen and Li Shaoqing, our Chief Executive Officer, Mr. Wang, beneficially owns approximately 75.48% of our common stock through his 100% holding in Long Sunny Limited. As a result, Mr. Wang will be able to control the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. Mr. Wang’s interests may differ from that of other shareholders.

Additionally, Mr. Wang and our director, Guo Wei, are husband and wife and as such their interests may not be independent from one another.

Our operations may be adversely affected by the unilateral decision making structure of Shengkai, the entity through which we operate our business.

Mr. Wang Chen currently serves as executive director of Shengkai. Shengkai’s Articles of Association provides for its governance by an executive director, instead of a board of directors, to be appointed by Shengkai’s shareholders. The PRC Company Act permits PRC companies with a smaller number of shareholders or registered capital to be governed by a sole executive director. Pursuant to Shengkai’s Articles of Association, the executive director’s actions are overseen by a supervisor, Guo Chuanji, who holds no interest in the Company. Notwithstanding such supervision, the governance of Shengkai by a single executive director could result in inadequately vetted business decisions that could negatively affect the performance of our operations.

We rely on energy and transportation services or others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.

Our systems are heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.

If we fail to obtain all required licenses, permits, or approval, we may be unable to expand our operations.

Before we can develop certain products, we must obtain a variety of approvals from local and municipal governments. There no assurance that we will be able to obtain all required licenses, permits, or approvals from government authorities. If we fail to obtain all required licenses, permits or approvals, we may be unable to expand our operations.

If we fail to obtain final approval for our new facility, we may be unable to continue production at our new facility.

Commerical production at our new facility began in September 2010. If we fail to obtain final governmental approval for the new facility, we may be unable to continue production at this facility, which would make us unable to increase our production capacity. Our inability to achieve our expansion plans would materially and adversely affect our financial condition and operating results.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any acquisitions, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	the difficulty of incorporating acquired rights or products into our existing business;
•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	the effect of any government regulations which relate to the business acquired;
•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Because the holders of our warrants have cashless exercise rights, we may not receive proceeds from the exercise of the outstanding warrants if the underlying shares are not registered.

The holders of our warrants have cashless exercise rights, which provide them with the ability to receive common stock with a value equal to the appreciation in the stock price over the exercise price of the warrants being exercised. This right is not exercisable prior to December 10, 2009 (in the case of warrants issued in connection with our June 2008 financing) or January 18, 2010 (in the case of warrants issued in connection with our July 2008 financing). Thereafter the right is only exercisable if the underlying shares are not subject to an effective registration statement. To the extent that the holders exercise the cashless exercise rights, we will not receive any proceeds on exercise of warrants.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including

•	the amount of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange; and
•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The PRC government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Most of our revenues are denominated in Renminbi, which is not freely convertible for capital account transactions and may be subject to exchange rate volatility.

We are exposed to the risks associated with foreign exchange controls and restrictions in China, as our revenues are primarily denominated in Renminbi, which is currently not freely exchangeable. The PRC government imposes control over the convertibility between Renminbi and foreign currencies. Under the PRC foreign exchange regulations, payments for “current account” transactions, including remittance of foreign currencies for payment of dividends, profit distributions, interest and operation-related expenditures, may be made without prior approval but are subject to procedural requirements. Strict foreign exchange control continues to apply to “capital account” transactions, such as direct foreign investment and foreign currency loans. These capital account transactions must be approved by, or registered with, the relevant branch of the PRC State Administration of Foreign Exchange, or SAFE. Further, capital contribution by an offshore shareholder to its PRC subsidiaries may require approval by the Ministry of Commerce in China or its local counterparts. We cannot assure you that we are able to meet all of our foreign currency obligations to remit profits out of China or to fund operations in China.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular 142, to regulate the conversion by foreign invested enterprises, or FIEs, of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a FIE may be used only for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Compliance with Circular 142 may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of Renminbi against U.S. dollar, which is continuing. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our common shares in foreign currency terms.

For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as (0.8)%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our common shares. Under China’s existing foreign exchange regulations, we are able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our shareholders.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the PRC government may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the PRC government will not significantly alter its policies from time to time without notice in a manner which reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, except the collective lands, other lands are state owned and granted to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

A downturn in the economy of China may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business.

Because PRC law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

PRC law governs almost all of our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located in the PRC and our officers and our present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

China’s legal system is different from those in some other countries.

China is a civil law jurisdiction. Under the civil law system, prior court decisions may be cited as persuasive authority but do not have binding precedential effect. Although progress has been made in the promulgation of laws and regulations dealing with economic matters, such as corporate organization and governance, foreign investment, commerce, taxation and trade, China’s legal system remains less developed than the legal systems in many other countries. Furthermore, because many laws, regulations and legal requirements have been recently adopted, their interpretation and enforcement by the courts and administrative agencies may involve uncertainties. Sometimes, different government departments may have different interpretations. Licenses and permits issued or granted by one government authority may be revoked by a higher government authority at a later time. Government authorities may decline to take action against unlicensed operators which may work to the disadvantage of licensed operators, including us. The PRC legal system is based in part on government policies and internal rules that may have a retroactive effect. We may not be aware of our violation of these policies and rules until some time after the violation. Changes in China’s legal and regulatory framework, the promulgation of new laws and possible conflicts between national and provincial regulations could adversely affect our financial condition and results of operations. In addition, any litigation in China may result in substantial costs and diversion of resources and management attention.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited. Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China in these areas. As a result of these factors, we may experience difficulty in establishing the required controls and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed a New Enterprise Income Tax Law, or the New EIT Law, which became effective on January 1, 2008. Under the New EIT Law, an enterprise established outside of China with de facto management bodies within China is considered a resident enterprise, meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 clarified that dividends and other income paid by such resident enterprises whose controlling shareholder is the PRC enterprise or enterprise group will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such resident enterprises to various reporting requirements with the PRC tax authorities.

Although substantially all of our management is currently located in the PRC, it remains unclear whether the PRC tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise. However, if the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as tax-exempt income, we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the competent PRC authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares.

Any failure to comply with PRC environmental laws may require us to incur significant costs.

We carry on our business in an industry that is subject to PRC environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control such waste. In addition, such enterprises are required to pay fines, or to cease operations entirely under extreme circumstances, should they discharge waste substances. The Chinese government may also change the existing laws or regulations or impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditures, which we may be unable to pass on to our customers through higher prices for our products.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our common shares and our share price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common shares.

Risks Related to Ownership of our Common Stock

The trading price for our common stock has been and may continue to be volatile.

The market price of our common stock has experienced fluctuations and may continue to fluctuate significantly. The market price of our common shares may be adversely affected by various factors, including enforcement of existing laws, innovation and technological changes, the emergence of new competitors, the perception of desirability of investing in Chinese companies, quarterly variations in revenue and results of operations, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

We have been required to amend our articles of incorporation to provide for a class of preferred stock. As a result, the board of directors may, without shareholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the Series A Preferred Stock restricts our ability to issue additional series of preferred stock, we may issue such shares in the future. Without the consent of the holders of 75% of the outstanding Series A Preferred Stock, we may not alter or change adversely the rights of the holders of the Series A Preferred Stock or increase the number of authorized shares of Series A Preferred Stock, create a class of stock which is senior to or on a parity with the Series A Preferred Stock, amend our articles of incorporation in breach of these provisions or agree to any of the foregoing.

The issuance of shares through our stock compensation plans may dilute the value of existing shareholders and may affect the market price of our stock.

We have used, and in the future we may further use stock options, stock grants and other equity-based incentives, either pursuant to the 2010 Incentive Stock Plan or outside of the 2010 Incentive Stock Plan, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing shareholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company’s independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, the annual assessment of our internal controls requirement applied to our annual report for the 2009 fiscal year and we believe that the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

The issuance and sale of the common stock issuable upon conversion of the Series A Preferred Stock and exercise of warrants could result in a change of control.

If we issue all of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of warrants, the 17,636,302 shares of common stock so issuable would constitute approximately 44.37% of our then outstanding common stock. The percentage would increase to the extent that we are required to issue any additional shares of common stock upon conversion of the Series A Preferred Stock pursuant to the anti-dilution and adjustment provisions and pursuant to the liquidated damages provisions of the registration rights agreements executed in connection with the Series A Preferred Stock. Any sale of all or a significant percentage of those shares to a person or group could result in a change of control.

We have not and do not anticipate paying any dividends on our common stock.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

 FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The nature of our business makes predicting the future trends of our revenue, expenses, and net income difficult. Thus, our ability to predict results or the actual effect of our future plans or strategies is inherently uncertain. The risks and uncertainties involved in our business could affect the matters referred to in any forward-looking statements and it is possible that our actual results may differ materially from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, without limitation, the following:

•	the effect of political, economic, and market conditions and geopolitical events;
•	legislative and regulatory changes that affect our business;
•	the availability of funds and working capital;
•	the actions and initiatives of current and potential competitors;
•	investor sentiment;
•	our reputation;
•	our discretion in the use of the proceeds of this offering; and
•	dilution to shareholders as a result of this offering.

Except as required under applicable securities laws, we do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, except as required under applicable securities law, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by any forward-looking statements.

 USE OF PROCEEDS

We expect to receive net proceeds of approximately $5.3 million from the sale of 1,058,646 shares of common stock in this offering after deducting the underwriting discounts and commissions and expenses related to this offering payable by us.

We intend to use the net proceeds from the sale of the securities under this offering for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

 PRICE RANGE OF COMMON STOCK

Since May 25, 2010, our common stock has been listed and traded on the NASDAQ Global Market under the symbol “VALV”. From December 21, 2009 until May 25, 2010, our common stock was listed and traded on the NYSE Amex under the same symbol “VALV”. Previously, from August 2006 until December 21, 2009, our common stock was traded on the Over-the-Counter Bulletin Board.

The prices set forth below reflect the quarterly high and low bid price information for shares of our common stock for the periods indicated, based on reports of transactions from the NASDAQ Global Market, NYSE Amex and the Over-the-Counter Bulletin Board. The quotations obtained from the Over-the-Counter Bulletin Board reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

Fiscal Quarter	Low Bid	High Bid
2008 First Quarter	$.15	$.50
2008 Second Quarter	$.30	$.42
2008 Third Quarter	$.30	$.35
2008 Fourth Quarter	$.15	$2.55
2009 First Quarter	$1.05	$3.15
2009 Second Quarter	$1.12	$2.00
2009 Third Quarter	$1.15	$2.00
2009 Fourth Quarter	$1.85	$2.88
2010 First Quarter	$2.85	$3.70
2010 Second Quarter	$3.25	$5.65
2010 Third Quarter	$5.30	$9.84
2010 Fourth Quarter	$7.45	$8.75
2011 First Quarter	$5.90	$8.50
2011 Second Quarter (as of December 16, 2010)	$5.50	$7.60

 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. Any dividends paid will be solely at the discretion of our Board of Directors.

 CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2010:

•	on an actual basis; and
•
on an as adjusted basis to reflect our sale of shares of our common stock in this offering, based on the offering price of $5.50 per share, and after deducting underwriting discounts and commissions and estimated offering expenses paid or payable by us.

This table should be read in conjunction with our financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. 1

	As of September 30, 2010
	Actual (unaudited)	As Adjusted (unaudited)
	(in thousands)
Cash and cash equivalents	$19,622	$24,922
Stockholders’ Equity:
Preferred Stock – $0.001 par value 15,000,000 share authorized; 6,987,368 issued and outstanding actual and as adjusted	7	7
Common stock, $0.001 par value, 50,000,000 shares authorized, 23,191,165 shares of common stock issued and outstanding actual; and 24,249,811 shares issued and outstanding, as adjusted	23	24
Additional paid-in capital	35,292	40,591
Statutory reserves	7,082	7,082
Accumulated loss	(19,742)	(19,742)
Accumulated other comprehensive income	4,350	4,350
Total stockholders’ equity	$27,012	$32,312
____________________
1 This table does not reflect the Company’s sale of 2,456,800 shares of common stock, for net proceeds of approximately $12 million, which closed on November 24, 2010 (see “Recent Developments” on page S-4).

 UNDERWRITING

Underwriters	Number of Shares
Global Hunter Securities, LLC	529,323
Maxim Group LLC	529,323
Total	1,058,646

The underwriting agreement provides that the obligations of the Underwriters to purchase the shares offered hereby are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel, our independent auditors, and us, and that the Underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

Representative’s Warrant

We have also agreed to issue to the Underwriters, warrants to purchase that number of shares equal to an aggregate of 5% percent of the shares of common stock sold in the offering. The warrants will have an exercise price equal to 125% of the offering price of the common shares sold in this offering, or $6.875. The warrants are exercisable commencing 6 months after the effective date of the registration statement related to this offering, and will be exercisable for three (3) years after the effective date of the registration statement. Pursuant to the rules of the Financial Industry Regulatory Authority, Inc., or FINRA (formerly the NASD), and in particular Rule 5110, the warrants (and underlying shares) issued to the Underwriters may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement; provided, however, that the warrants (and underlying shares) may be transferred to officers or partners of the Underwriters and members of the underwriter syndicate and their officers or partners as long as the warrants (and underlying shares) remain subject to the lockup.

Pricing of Securities

The Underwriters propose to offer to the public the shares of common stock purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement. In addition, the Underwriters may offer some of the shares to other securities dealers at such price less a concession of $0.165 per share. After the shares are released for sale to the public, the Underwriters may change the offering price and other selling terms at various times.

Commissions and Discounts

The following table summarizes the compensation we will pay:

	Per Share	Total
Underwriting discounts and commissions paid by us (1) (2)	$0.33	$349,353
_______________

(1)
We have agreed to reimburse the Underwriters for certain legal and other expenses incurred by them in connection with this offering, provided that, other than with respect to legal fees and expenses, no expenses in excess of $30,000 shall be incurred without our consent. We estimate that total expenses payable by us with respect to this offering, excluding underwriting discounts and commissions, will be approximately $80,000 .

(2)	Does not include a corporate finance fee in the amount of 1% of the gross proceeds, or $0.055 per share payable to the underwriters.

Lock-Up Agreements

We have agreed not to offer, sell, contract to sell or otherwise issue any shares of common stock or securities exchangeable or convertible into common stock, without the prior written consent of the Underwriters, for a period of nine months, following the closing date of this offering, subject to certain exceptions. In addition, Wang Chen, the Company’s chief executive officer, has entered into a lock-up agreement with the Underwriters. Under this lock-up agreement, subject to exceptions, Wang Chen may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock, or publicly announce to do any of the foregoing, without the prior written consent of the Underwriters, for a period of 365 days, subject to an 18 day extension under certain circumstances, from November 19, 2010. This consent may be given at any time without public notice.

Blue Ridge Investments, LLC (“Blue Ridge”) and Vision Opportunity China LP (“Vision”) have agreed, for a period of 180 days commencing on November 19, 2010, not to (i) offer, sell, contract to sell or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, including but not limited to the shares of common stock underlying the series A preferred stock and warrants issued by us to Blue Ridge and Vision in a private placement in June 2008 or (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to the series A preferred stock and warrants, or otherwise enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock, subject to customary exceptions. Blue Ridge and Vision may transfer shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock during the lock-up period in private transactions, provided that (i) any such transfer would not be subject to any disclosure requirements under Sections 13(d), 13(g) or 16 of the Exchange Act, and no such disclosure is voluntarily made and (ii) the transferee agrees to abide by the terms of the lock-up agreement between the Underwriters and Blue Ridge or Vision, respectively. Three months from November 19, 2010, Blue Ridge and Vision may offer, sell, contract to sell or otherwise transfer or dispose on a monthly basis shares of our common stock underlying the series A preferred stock up to an amount equal to one-twelfth of the total number of shares of common stock underlying the series A preferred stock so long as the sale price of each underlying share exceeds the price per share paid for each of the shares in the offering.

Other Terms

The Underwriters shall only receive an accountable expense reimbursement if the offering is terminated. If the offering is consummated, the Underwriters will receive an expense reimbursement for legal and other expenses incurred by them in connection with this offering, subject to an aggregate limitation of $30,000. We estimate that total expenses payable by us with respect to this offering, excluding underwriting discounts and commissions, will be approximately $80,000.

We also have agreed that, upon successful completion of this offering, for a period of twelve (12) months from the closing of this offering, we will grant the Underwriters the right of first refusal to act as co-managing underwriters and co-placement agents in connection with any equity or equity linked securities offering under any “underwritten” Rule 144A offering, underwritten public offering or other public or private financing that may be undertaken by us, with at least 50% of the total economics from any such transaction. Such share of economics is to be divided equally amongst the Underwriters.

Pursuant to the underwriting agreement, we have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters or such other indemnified parties may be required to make in respect of any such liabilities.

The Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may receive in the future, customary fees.

A prospectus in electronic format may be made available on the websites maintained by one or more of the Underwriters participating in this offering or on the netroadshow.com website. Other than the prospectus in electronic format, the information on any such website, or accessible through any such website, is not part of the prospectus.

The address of Maxim Group LLC is 405 Lexington Avenue, New York, NY 10174.

The address of Global Hunter Securities, LLC is 777 Third Avenue, New York, NY 10017.

Stabilization

Our common stock is currently traded on the NASDAQ Global Market under the symbol “VALV”. In connection with the offering the Underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.
•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Foreign Regulatory Restrictions on Purchase of Shares

We have not taken any action to permit a public offering of the shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of ordinary shares and the distribution of the prospectus outside the United States.

People’s Republic of China.   The underwriters have not circulated and will not circulate or distribute this prospectus in the PRC and the underwriters have not offered or sold, and will not offer or sell to any person for re-offering or resale, directly or indirectly, any ordinary shares to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Cayman Islands.   This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of our ordinary shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares in the Cayman Islands.

Italy.   This offering of the shares has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no shares may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the shares be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the common stock or distribution of copies of this prospectus or any other document relating to the common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.   The offering of the shares is not a public offering in the Federal Republic of Germany. The shares may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the common stock in or out of the Federal Republic of Germany. The shares are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The shares will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France.   The shares offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the common stock offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland.   This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.   In the United Kingdom, the shares offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any shares offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the shares offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above.

Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Norway.   This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997 as amended. This prospectus has not been approved or disapproved by, or registered with, neither the Oslo Stock Exchange nor the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to other Norwegian potential investors than the addressees without the prior consent of.

Rights of Action — Ontario Purchasers Only.   Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Denmark.   This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005 as amended from time to time or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by or filed with the Danish Financial Supervisory Authority or any other public authorities in Denmark. The offering of shares will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Sweden.   Neither this prospectus nor the shares offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the shares offered hereunder be marketed or offered for sale in Sweden other No action may be taken in any jurisdiction other than the United States that would permit a public offering of our ordinary shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

 LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus supplement will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Kramer Levin Naftalis & Frankel LLP. Legal matters as to PRC law will be passed upon for us by Beijing DeHeng Law Office and for the Underwriters by Han Kun Law Offices. Kramer Levin Naftalis & Frankel LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

 EXPERTS

Our consolidated financial statements as of June 30, 2009 and 2008 and for each of the years in the two-year period ended June 30, 2009 appearing our Annual Report on Form 10-K for the year ended June 30, 2009, have been audited by Albert Wong & Co., an independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements for the year ended June 30, 2010 included herein have been audited by BDO China Li Xin Da Hua CPA Co., Ltd., an independent registered public accounting firm, and are included herein in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC to register the securities we are offering pursuant to this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement, and its exhibits for additional information. We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov . You also may read and copy any document we file with the SEC at its public reference facility at Public Reference Room, 100 F Street N.E., Washington, DC 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

PROSPECTUS

$25,000,000

Shengkai Innovations, Inc.

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

_____________________________

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, debt securities, or a combination of these securities, or units, for an aggregate initial offering price of up to $25,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Global Market under the symbol “VALV”. On October 20, 2010, the last reported sales price for our common stock was $6.20 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Global Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Global Market or any other securities market or exchange covered by the prospectus supplement.

As of October 20, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $35,905,223, based on 23,191,165 shares of outstanding common stock, of which approximately 5,791,165 shares are held by non-affiliates, and a per share price of $6.20, based on the closing sale price of our common stock on October 20, 2010. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

_____________________________

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4 , in addition to Risk Factors contained in the applicable prospectus supplement.

_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________________

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated October 25, 2010

Shengkai Innovations, Inc.

_____________________________

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $25,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan, which is also known as the renminbi.

References to “PRC” are to the People’s Republic of China.

References to “Shengkai” are to Tianjin Shengkai Industrial Technology Development Co. Ltd., a PRC company that we control.

Unless otherwise specified or required by context, references to “Southern Sauce Company, Inc.,” “we,” “the Company”, “our” and “us” refer collectively to (i) Shengkai Innovations, Inc. (formerly known as “Southern Sauce Company, Inc.”), (ii) the subsidiaries of the Company, Shen Kun International Limited, a British Virgin Islands limited liability company (“Shen Kun”), Shengkai (Tianjin) Limited, a wholly foreign-owned enterprise under the laws of the PRC (“SK WFOE”), and Shengkai (Tianjin) Trading Ltd., a wholly-owned subsidiary of SK WFOE incorporated under the laws of the PRC, and (iii) Shengkai.

References to Shengkai’s “registered capital” are to the equity of Shengkai, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The nature of our business makes predicting the future trends of our revenue, expenses, and net income difficult. Thus, our ability to predict results or the actual effect of our future plans or strategies is inherently uncertain. The risks and uncertainties involved in our business could affect the matters referred to in any forward-looking statements and it is possible that our actual results may differ materially from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, without limitation, the following:

•	the effect of political, economic, and market conditions and geopolitical events;
•	legislative and regulatory changes that affect our business;
•	the availability of funds and working capital;
•	the actions and initiatives of current and potential competitors;
•	our ability to manage growth;
•	investor sentiment;
•	our reputation;
•	our ability to retain and attract senior management and other key employees;
•	our ability to integrate acquired businesses; and
•	other risks, including those described in the “Risk Factors” discussions in this prospectus.

Except as required under applicable securities laws, we do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, except as required under applicable securities law, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by any forward-looking statements.

 ABOUT SHENGKAI INNOVATIONS

Business Overview

Shengkai Innovations, Inc. is the controlling company of Tianjin Shengkai Industrial Technology Development Co., Ltd. (“Shengkai”). We believe that Shengkai is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is the only valve manufacturer in China that is able to produce large-sized ceramic valves with calibers of 150mm or more. Its product categories include a broad range of valves in all industries that are sold throughout China, to Europe, North America, Middle East and other countries in the Asia-Pacific region. Totaling over 400 customers, the company became a supplier of China Petroleum & Chemical Corporation (“CPCC” or “Sinopec”) in 2005 and a member of the PetroChina Co. Ltd. (“PetroChina”) supply network in 2006. Shengkai is currently the only domestic ceramic valve manufacturer entering into the CPCC and PetroChina supply system, after a six-year application process.

Shengkai develops ceramic products with more than 730 types and specifications in 34 series, under 9 categories. Of these, 22 national patents have been obtained for its valve products. Shengkai’s products won the title of “National Key New Product” four times from 1999 – 2003 and won a silver medal in the Shanghai International Industry Fair in 2002. In 2003, Shengkai obtained API authentication allowing export to North America and the Asia-Pacific region and CE authentication allowing export to EU in 2003.

Presently, the technology of other domestic and overseas industrial ceramic valves manufacturers limits production to small-bore ball valves with pressure levels below 2.5MPa. In contrast, Shengkai produces a variety of ceramics in every category (gate valve, ball valve, back valve, adjustable valve, cut-off valve and special valve) and produce more than 700 specifications that sustain a maximum pressure level of 42MPa. The largest ceramic valve caliber produced by Shengkai is 1,000mm. Currently, we believe that other manufacturers in the world only produce ceramic ball valves and ceramic adjustable valves with 150mm caliber or less.

Our Corporate Information

We maintain our corporate headquarters at No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area, Tianjin, People’s Republic of China 300350. Our telephone number is (86) 22-2858-8899 and our facsimile number is (86) 22-2859-0003. We also have a website at www.shengkaiinnovations.com . Information contained on, or that can be accessed through, our website is not part of this prospectus.

 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and in the documents incorporated by reference into this prospectus, before investing in our common stock. If any of the events anticipated by the risks described below occur, our results of operations and financial condition could be adversely affected which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to Our Business and Industry

Our new organizational structure makes it difficult for us to evaluate our future business prospects.

Prior to May 30, 2008, our business was operated through Shengkai. Under the present structure, although there is no change in personnel, we have agreements with Shengkai pursuant to which we manage and derive the profit from Shengkai’s business by providing the exclusive supporting services from SK to Shengkai. It is possible that the change in our business structure may impair our ability to operate our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Round-Trip Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75. The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in May 2007 (known as Notice 106), expanded the reach of Circular 75. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe we comply with the applicable regulations. Currently, Wang Chen, Guo Wei, Zhao Yanqiu, Ji Haihong, Zhang Ying, Miao Yang, Wu Yanping and Liu Naifan are PRC residents who, in accordance with Circular 75 and Notice 106, have each completed registration with the Tianjin branch of SAFE for the foreign exchange of overseas investment. We cannot however assure you that, if challenged by government agencies, the structure of our organization has fully complied with all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by such PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75 and Notice 106, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our principal stockholder has the power to control our business.

Our principal stockholder, Long Sunny Limited, owns approximately 75.03% of our common stock as of October 20, 2010. As a result, Long Sunny Limited essentially has the ability to elect all of our directors and to approve any action requiring stockholder action, without the vote of any other stockholders.

Because we may require additional financing to expand our operations, our failure to obtain necessary financing may impair our operations.

At June 30, 2010, we had working capital of approximately $23,613,693. Our capital requirements in connection with the development of our business are significant. During the fiscal year ended June 30, 2010, we spent approximately $47,320,868 for the purchase of raw materials and supplies and equipment and other fixed assets, of which $20,809,955 was used to purchase raw materials and supplies and $26,510,913 was used to purchase equipment and other fixed assets.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price.

Because our products are marketed both in the domestic and international markets, we are subject to both domestic and international competition.

Shengkai faces two types of competitors: (i) manufacturers of metal valves, which currently still represent the majority market share in the entire valve market, competing with ceramic valves with its lower price; and (ii) Chinese and international companies that are better known and have greater financial resources than we have. Many of the international companies, in particular, have longer operating histories and have more established relationships with customers and end users. Three of our international competitors also may have a greater ability to attract and retain users than we do because they are engaged in major markets of general industrial products and cutting edge technology fields. If our competitors are successful in providing similar or better valve products or make their services easier to access, we could experience a decline in demand for our products.

An increase in the cost of raw materials will affect sales and revenues.

Raw materials required for valve production includes metal materials and ceramic materials like aluminum oxide and zinc oxide; a large number of spare parts in various specifications are also purchased during production. Any increase in the prices of these raw materials will affect the price at which we can sell our product. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and continue to experience, rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in China and other countries in which our products are sold. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Because we depend on third parties to market our products in the international market, any problems encountered by these third parties could affect our sales.

Although the market for valve products is international, most of our products are sold to companies in the PRC. We do not have any offices outside of the PRC, and we depend on other companies to market our products in the international market. As a result, we are dependent upon third parties, over which we have no control, to develop and implement an international marketing effort. Any problems encountered by these third parties, including potential violations of laws of the PRC or other countries, may affect their ability to sell our products which would, in turn, affect our net sales.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain or motivate key personnel or hire qualified personnel, our business may be severely disrupted if we lose their services.

Our performance largely depends on the talents and efforts of highly skilled individuals and in particular, the technology and expertise held by our Chief Executive Officer, Wang Chen. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

We do not maintain key man life insurance on any of our executive officers. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers. Our chief executive officer is a party to certain contractual agreements. However, if any disputes arise between our executive officer and us, we cannot assure you, in light of uncertainties associated with the Chinese legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets.

Because we have inadequate insurance coverage in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC. We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Certain key technology for our business is uninsured and inaccessible in the absence of key individuals.

The “recipe” to our unique method for creating structural ceramic valves is held by Wang Chen, our CEO, and his mother, Guo Chuanye. This technology is recorded but is uninsured and inaccessible by anyone but Mr. Wang, Guo Chuanye, and our director, Guo Wei. If either of these three key individuals were to lose the ability to recall this technology, either through death or incapacity, we would lose key technology that could have a material adverse effect on our financial condition and results of operations.

Our Chief Executive Officer controls us through his position and stock ownership and his interests may differ from other shareholders.

Since the exercise on August 5, 2009 of a call option agreement entered into on June 9, 2008 by and between Wang Chen and Li Shaoqing, our Chief Executive Officer, Mr. Wang, beneficially owns approximately 75.03% of our common stock through his 100% holding in Long Sunny Limited. As a result, Mr. Wang will be able to control the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. Mr. Wang’s interests may differ from that of other shareholders.

Additionally, Mr. Wang and our director, Guo Wei, are husband and wife and as such their interests may not be independent from one another.

Our operations may be adversely affected by the unilateral decision making structure of Shengkai, the entity through which we operate our business.

Mr. Wang Chen currently serves as executive director of Shengkai. Shengkai’s Articles of Association provides for its governance by an executive director, instead of a board of directors, to be appointed by Shengkai’s shareholders. The PRC Company Act permits PRC companies with a smaller number of shareholders or registered capital to be governed by a sole executive director. Pursuant to Shengkai’s Articles of Association, the executive director’s actions are overseen by a supervisor, Guo Chuanji, who holds no interest in the company. Notwithstanding such supervision, the governance of Shengkai by a single executive director could result in inadequately vetted business decisions that could negatively affect the performance of our operations.

We rely on energy and transportation services or others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.

Our systems are heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.

If we fail to obtain all required licenses, permits, or approval, we may be unable to expand our operations.

Before we can develop certain products, we must obtain a variety of approvals from local and municipal governments. There no assurance that we will be able to obtain all required licenses, permits, or approvals from government authorities. If we fail to obtain all required licenses, permits or approvals, we may be unable to expand our operations.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any acquisitions, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	the difficulty of incorporating acquired rights or products into our existing business;
•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	the effect of any government regulations which relate to the business acquired;
•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Because the holders of our warrants have cashless exercise rights, we may not receive proceeds from the exercise of the outstanding warrants if the underlying shares are not registered.

The holders of our warrants have cashless exercise rights, which provide them with the ability to receive common stock with a value equal to the appreciation in the stock price over the exercise price of the warrants being exercised. This right is not exercisable prior to December 10, 2009 (in the case of warrants issued in connection with our June 2008 financing) or January 18, 2010 (in the case of warrants issued in connection with our July 2008 financing). Thereafter the right is only exercisable if the underlying shares are not subject to an effective registration statement. To the extent that the holders exercise the cashless exercise rights, we will not receive any proceeds on exercise of warrants.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including

•	the amount of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange; and
•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The PRC government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of Renminbi against U.S. dollar, which is continuing. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under China’s existing foreign exchange regulations, we are able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our shareholders.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the PRC government may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the PRC government will not significantly alter its policies from time to time without notice in a manner which reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

A downturn in the economy of China may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business.

Because PRC law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

PRC law governs almost all of our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located in the PRC and our officers and our present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited. Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China in these areas. As a result of these factors, we may experience difficulty in establishing the required controls and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Ownership of our Common Stock

The trading price for our common stock has been and may continue to be volatile.

The market price of our common stock has experienced fluctuations and may continue to fluctuate significantly. The market price of our common shares may be adversely affected by various factors, including enforcement of existing laws, innovation and technological changes, the emergence of new competitors, the perception of desirability of investing in Chinese companies, quarterly variations in revenue and results of operations, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

We have been required to amend our articles of incorporation to provide for a class of preferred stock. As a result, the board of directors may, without shareholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the Series A Preferred Stock restricts our ability to issue additional series of preferred stock, we may issue such shares in the future. Without the consent of the holders of 75% of the outstanding Series A Preferred Stock, we may not alter or change adversely the rights of the holders of the Series A Preferred Stock or increase the number of authorized shares of Series A Preferred Stock, create a class of stock which is senior to or on a parity with the Series A Preferred Stock, amend our articles of incorporation in breach of these provisions or agree to any of the foregoing.

The issuance of shares through our stock compensation plans may dilute the value of existing shareholders and may affect the market price of our stock.

We have used, and in the future we may further use stock options, stock grants and other equity-based incentives, either pursuant to the 2010 Incentive Stock Plan or outside of the 2010 Incentive Stock Plan, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing shareholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

We will continue to incur significant costs as a result of operating as a public company, and management will be required to devote substantial time to new compliance requirements. If we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

As a public company, we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the SEC and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of U.S. public companies’ internal control over financial reporting, and attestation of this assessment by their independent registered public accountants. While the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts smaller reporting companies with respect to the attestation by their independent registered public accountants as to our financial controls, this exception does not affect the requirement that we include a report of management on our internal controls over financial reporting and will not affect the requirement to include the auditor’s attestation if our public float exceeds $75 million and we cease to be smaller reporting company. Existing standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. As of June 30, 2010, management has detected a material weakness and certain deficiencies in our internal control with respect to the assessment of the internal control for the year then ended, and we cannot guarantee the implementation of controls and procedures in future years to be without any significant deficiency or material weakness.

The issuance and sale of the common stock issuable upon conversion of the Series A Preferred Stock and exercise of warrants could result in a change of control.

If we issue all of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of warrants, the 16,452,211 shares of common stock so issuable would constitute approximately 41.5% of our then outstanding common stock. The percentage would increase to the extent that we are required to issue any additional shares of common stock become upon conversion of the Series A Preferred Stock pursuant to the anti-dilution and adjustment provisions and pursuant to the liquidated damages provisions of the registration rights agreements executed in connection with the Series A Preferred Stock. Any sale of all or a significant percentage of those shares to a person or group could result in a change of control.

We have not and do not anticipate paying any dividends on our common stock.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

 USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

 DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share. As of October 20, 2010, we had approximately 23,191,165 shares of common stock issued and outstanding.

General

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;
(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;
(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and
(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is StockTrans.

Listing

Our common stock is currently traded on the NASDAQ Global Market under the symbol “VALV”.

 DESCRIPTION OF PREFERRED STOCK

We may issue up to 15,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series, of which 10,000,000 shares have been designated as Series A Preferred Stock. As of the date of this prospectus, 6,987,368 shares of Series A Preferred Stock are issued and outstanding, representing all of our outstanding preferred stock. Under the certificate of designation for the Series A Preferred Stock:

Conversion and anti-dilution:   Each share of Series A Preferred Stock is convertible into one share of our Common Stock at a conversion price of $2.5357 per share. For a period of two (2) years from the issuance of the Series A Preferred Stock, the holders of Series A Preferred Stock have full ratchet anti-dilution protection, and until all shares of Series A Preferred Stock have been converted thereafter, the holders have weighted-average anti-dilution protection. Based on these anti-dilution provisions, each outstanding share of Series A Preferred Stock will be convertible into more than one share of common stock if, during the covered periods, we issue or sell shares, other than as part of certain exempt issuances, by issuing stock to new investors for less than the purchase price per share paid for the Series A Preferred Stock. At no time may a holder of Series A Preferred Stock convert those shares if as a result of the conversion, that holder would beneficially own more than 9.9% of our common stock outstanding at that time. A holder may, however, waive this provision by providing us with 61 days’ notice that such holder wishes to waive this restriction with regard to any or all shares of common stock issuable upon conversion of such holder’s Series A Preferred Stock.

Voting:   Holders of Series A Preferred Stock have the following voting rights:

•
Holders of the Series A Preferred Stock vote on an “as converted” basis, together with the common stock, as a single class, in connection with any proposal submitted to stockholders to: (i) increase the number of authorized shares of capital stock, (ii) approve the sale of any of our capital stock, (iii) adopt an employee stock option plan, or (iv) effect any merger, consolidation, sale of all or substantially all of our assets, or related consolidation or combination transaction.

•	Holders of the Series A Preferred Stock vote together as a separate class on all matters that impact the rights, value, or ranking of the Series A Preferred Stock.

Liquidation Preference:   Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of Series A Preferred Stock are entitled to a preference of $2.5357 per share. The holders of Series A Preferred Stock rank (a) senior to the common stock and to any other class or series of stock issued by us not designated as ranking senior to or pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event and (b) pari passu with any other class or series of our stock, the terms of which specifically provide that such class or series will rank pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event.

Dividends :  The holders of Series A Preferred Stock are not entitled to dividends unless we pay dividends, in cash or other property, to holders of outstanding shares of common stock. If we pay dividends, each outstanding shares of Series A Preferred Stock will entitle its holder to receive dividends, out of available funds, equal to the amount of dividends payable on the number of shares of common stock into which each share of Series A Preferred Stock would be convertible as of the record date, if such share of Series A Preferred Stock had been converted to Common Stock.

Subject to the foregoing, our articles of incorporation, as amended, authorize our Board of Directors to issue additional preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our articles of incorporation, as amended. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Global Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of Shengkai Innovations, Inc.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	The title and stated or par value of the preferred stock;
•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	The provisions for a sinking fund, if any, for the preferred stock;
•	Any voting rights of the preferred stock;
•	The provisions for redemption, if applicable, of the preferred stock;
•	Any listing of the preferred stock on any securities exchange;
•
The terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;
•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

 DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	The title of the warrants;
•	The aggregate number of the warrants;
•	The price or prices at which the warrants will be issued;
•	The designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	The terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	Any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	The price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
•	The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	The minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	if appropriate, a discussion of Federal income tax consequences; and
•	Any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

 DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus, but is not complete. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures, forms of debt securities containing the terms of any debt securities to be offered, and other related documents will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indenture and any trustee will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all of the provisions of any indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to any debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of any debt securities. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplement indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. This section and the applicable prospectus supplement summarize all the material terms of the applicable indenture and the debt security being offered. They do not, however, describe every aspect of the indenture and the debt security. For example, in this section and the prospectus supplement we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	Pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	Sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders or affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	A discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that is a material restriction on our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	If we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
•	If we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	If specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default or differences in the events of default identified above relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Subject to the terms of the indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with assumption of obligations in the event of a consolidation, merger, or sale;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, provided that it does not have a material adverse effect on any holders as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The

Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Subordination

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
The terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	The terms of the offering;
•	The names of any underwriters or agents;
•	The name or names of any managing underwriter or underwriters;
•	The purchase price of the securities;
•	Any over-allotment options under which underwriters may purchase additional securities from us;

•	The net proceeds from the sale of the securities;
•	Any delayed delivery arrangements;
•	Any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	Any initial public offering price;
•	Any discounts or concessions allowed or reallowed or paid to dealers;
•	Any commissions paid to agents; and
•	Any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ

Global Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

 LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

 EXPERTS

The consolidated financial statements of Shengkai Innovations, Inc. as of and for the year ended June 30, 2010, appearing in Shengkai Innovations, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2010 have been audited by BDO China Li Xin Da Hua CPA Co., Ltd., independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Shengkai Innovations, Inc. as of and for the year ended June 30, 2009, appearing in Shengkai Innovations, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2010 have been audited by Albert Wong & Co., independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Annual Report on Form 10-K for the year ended June 30, 2010 filed with the SEC on September 28, 2010;
•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the three months ended December 31, 2009 filed with the SEC on October 13, 2010;
•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the three months ended March 31, 2010 filed with the SEC on October 13, 2010;
•	Our Quarterly Report on Form 10-Q/A for the three months ended September 30, 2009 filed with the SEC on August 19, 2010;
•	Our Quarterly Report on Form 10-Q/A for the three months ended December 31, 2009 filed with the SEC on August 19, 2010;
•	Our Quarterly Report on Form 10-Q/A for the three months ended March 31, 2010 filed with the SEC on August 19, 2010;
•	Our Current Report on Form 8-K filed with the SEC on August 9, 2010;
•	Our Current Report on Form 8-K filed with the SEC on August 26, 2010;
•	Our Current Report on Form 8-K filed with the SEC on September 7, 2010;
•	Our Current Report on Form 8-K filed with the SEC on September 17, 2010;
•	Our Current Report on Form 8-K filed with the SEC on September 30, 2010;
•
The description of our Common Stock contained in the our Registration Statement on Form 8-A filed May 24, 2010 (File No. 001-34587), including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of this offering; and

•
all reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Shengkai Innovations, Inc., No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area, Tianjin, People’s Republic of China 300350. Our telephone number is (86) 22-2858-8899. Our website is located at www.shengkaiinnovations.com.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

Shengkai Innovations, Inc.

1,058,646 Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers

Global Hunter Securities	Maxim Group LLC

December 17, 2010